UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2005

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

331 32ndAvenue
                               Brookings, SD                     57006
                      (Address of principal executive office)           (zip code)

(605) 697-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.01  Entry into a Material Definitive Agreement

    (a)        On February 24, 2005, the Compensation Committee of the Board of Directors of Daktronics, Inc. (the “Company”) recommended and the Board of Directors approved a change in the compensation plans for Brad Wiemann, Reece Kurtenbach and Seth Hansen, all Vice Presidents of the Company. All three individuals earn a fixed salary (described below). In addition, each of these individuals is eligible to receive a discretionary bonus of up to 1 ½ month’s pay and a formula-based performance bonus equal to ½ month’s pay if after-tax earnings exceed 13% of stockholders’ equity at the beginning of the fiscal year, increasing linearly with performance to a maximum bonus of 1 ½ month’s salary if after-tax earnings exceed 19% of beginning stockholders’ equity. The formula-based performance bonus is determined at the end of each fiscal year.

        Effective December 26, 2004, Mr. Wiemann’s base compensation was increased to $132,000, and he was awarded a discretionary bonus in the amount of $15,960.

        Effective January 30, 2005, Mr. Kurtenbach’s based compensation was increased to $137,400, and he was awarded a discretionary bonus in the amount of $16,650.

        Effective November 28, 2004, Mr. Hansen’s base compensation was increased to $127,200, and he was awarded a discretionary bonus in the amount of $10,300.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer

Date: March 25, 2005